EXHIBIT 10.5

AMENDMENT NUMBER TWO

TO THE MGM MIRAGE

DEFERRED COMPENSATION PLAN II

WHEREAS, Section 11.2 of the MGM MIRAGE Deferred Compensation Plan II (the “Plan”) provides that the Committee may amend the Plan in whole or in part; provided that no amendment or modification shall decrease or restrict the value of a Participant’s vested account balance in existence at the time of such amendment or modification; and

WHEREAS, the Committee now desires to amend the Plan to reflect the corporate name change effective June 15, 2010.

NOW, THEREFORE, effective as of June 15, 2010, the Plan is hereby amended as follows:

1. Each reference to MGM MIRAGE in the Plan except for references in the name of the Plan is replaced with a reference to MGM Resorts International.

2. Section 1.27 is amended and restated to read as follows:

1.27 “Plan” shall mean the MGM Resorts Deferred Compensation Plan II, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

IN WITNESS WHEREOF, this Amendment is executed by a duly authorized officer as of the date set forth below.

By:	/s/ John McManus	Date:	12/20/10

Its:	Executive Vice President, General Counsel & Secretary